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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (Date of earliest event reported):
                                  July 29, 2002
                                  -------------

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 001-15361

            DELAWARE                                 06-1523639
 (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                 Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

      On July 29, 2002, Neuberger Berman Inc. (the "Company"), and certain stockholders of the Company (the "Selling Stockholders"), entered into an underwriting agreement (the "Underwriting Agreement") with Goldman, Sachs & Co., as the representative of the underwriters named in Schedule I thereto (the "Underwriters"), in connection with the offering by the Selling Stockholders (the "Offering") of 3,845,737 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

      On July 30, 2002, the Company and the Selling Stockholders announced the sale to the underwriters of 3,845,737 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). A copy of the Press Release is attached as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits:

         Exhibit No.       Document

            (99)           Additional Exhibits:

             1.1 Underwriting Agreement, dated July 29, 2002, among the Company, certain of the Company's stockholders and the representative named in Schedule I thereto, as the representative of the several underwriters named in Schedule I thereto

            99.1 Press Release issued by the Company on July 30, 2002, with respect to the sale of 3,845,737 shares of its common stock by certain of its stockholders

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Neuberger Berman Inc.
                                           (Registrant)

          Date:   July 31, 2002             By:  /s/ Matthew S. Stadler
                                            -------------------------------
                                            Matthew S. Stadler
                                            Chief  Financial Officer

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EXHIBIT INDEX

                  1.1 Underwriting Agreement, dated July 29, 2002, among the Company, certain of its stockholders and the representative named in Schedule I thereto, as the representative of the several underwriters named in
                           Schedule I thereto

                  99.1 Press Release issued by the Company on July 30, 2002 with respect to the sale of 3,845,737 shares of its common stock by certain of its stockholders